UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2026
Date of Report (Date of earliest event reported)

 FUNKO, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	35-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue
Everett, Washington 98201
(Address of Principal Executive Offices) (Zip Code)

(425) 783-3616
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FNKO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 4, 2026, Funko, Inc. (the “Company”), its subsidiary, Funko UK, Ltd, and Andrew Oddie entered into a letter agreement (the “Letter Agreement”) amending the Service Agreement (as defined below) by and between the Company’s subsidiary, Funko UK, Ltd, and Andrew Oddie, dated May 12, 2022, including as modified by letter dated May 1, 2024 and by letter dated September 9, 2024 (together, and as amended and/or modified from time to time, the “Service Agreement”). Pursuant to the Letter Agreement, Mr. Oddie’s job title is changed to Chief International Officer, he will no longer reside in the United States for the purposes of his employment and his compensation is unchanged, except that the relocation terms contained in the September 9, 2024 letter referred to above will no longer apply (other than as expressly set out in the Letter Agreement).
The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit No.	Description
10.1	Letter Agreement, dated March 4, 2026, by and between Funko UK, Ltd, Funko, Inc. and Andrew Oddie.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2026	FUNKO, INC.

By:	/s/ Tracy D. Daw
Tracy D. Daw
Chief Legal Officer and Secretary